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EXHIBIT 99.11

May 9, 2003

Securities and Exchange Commission 450 Fifth Street, N.W. Washington, D.C. 20549

Re:

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentlemen:

In connection with the Quarterly Report of Bedford Property Investors, Inc. (the “Company”) on Form 10-Q for the quarter ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter B. Bedford, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Peter B. Bedford

Peter B. Bedford

Chairman and

Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Bedford Property Investors, Inc. and will be retained by Bedford Property Investors, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

05/02/03 11:07 AM